PYTHIA JOURNEYS LLC
2075 Inglewood Drive
Charlottesville, VA 22901

March 11, 2024

BRAVO MULTINATIONAL INCORPORATED
2020 General Booth Blvd., Suite 230
Virginia Beach, VA 23454
Attn: Kayla Slick, COO

Re: Amended and Restated Letter of Intent for Joint Venture

Dear Kayla:

This binding letter of intent ("**Letter**") is intended to evidence a legally binding agreement with respect to a joint venture between Pythia Journeys, LLC, a Puerto Rico limited liability company ("**Journeys**"), and Bravo Multinational Incorporated, a Wyoming corporation ("**BRVO**"; and together with Journeys, the "**Parties**"). This Letter amends, restates, and supercedes in its entirety the binding letter of intent between Pythia Experiences, LLC, a Virginia limited liability company and an affiliate of Journeys and BRVO dated January 9, 2024.

BRVO and Journeys hereby agree to form a new corporation ("**Newco**") under the laws of Nevada, or such other type of entity or jurisdiction of formation as is agreed by the Parties after taking into account such tax, accounting, operational, and other considerations as they deem relevant. Journeys has developed storytelling technology that is designed to drive audiences to content of interest (the "**Journeys Business**"). BRVO is developing a streaming service to offer ad-supported live and on-demand video content to consumers (the "**BRVO Business**"). The purpose of Newco is to combine technology and assets from Journeys and BRVO to provide Newco's customers with a platform for streaming live and on-demand video and other media, to drive audiences to Newco, and to source advertising to accompany such platform and other platforms affiliated with the Parties (the "**Business**"). The formation of Newco, contributions to Newco, and other related matters described in this Letter are referred to herein collectively as the "**Transaction**." Each Party acknowledges and agrees, except as explicitly provided in this Letter, that the other Party, and their respective affiliates, intends to continue to operate their business, including the BRVO Business, following the consummation of the Transaction and that a Party has no right, title, or interest in the businesses of the other Party or its affiliates solely by virtue of this Letter or the consummation of the Transaction, except as explicitly provided in this Letter. The parties have agreed to use their best efforts to negotiate a complete and definitive agreement which will supersede this Letter. However, the failure to achieve a more complete agreement will not limit the enforceability of the agreement reflected in this Letter.

1. <u>Initial Contributions</u>.

(a) At the closing of the Transaction ("**Closing**"), or as otherwise provided herein, each Party will contribute to Newco (each, a "**Contribution**") the following assets, and any other assets agreed upon by the parties (collectively, the "**Assets**"), to be used in the Business, free and clear of all security interests, liens, claims, and encumbrances:

(i) Journeys will contribute the following:

(A) A license to its storytelling technology to drive audiences to Newco, BRVO, and their affiliates;

(B) NFT's related to Newco and BRVO's streaming content; and

(C) Exclusive content related to the storytelling business to be streamed live and on-demand on BRVO and Newco's platform.

(ii) BRVO will contribute:

(A) A license and services for the technology used in the BRVO Business;

(B) A license and access to the streaming live and on-demand content used in the BRVO business and related metadata; and

(C) Services in the form of sourcing advertising commitments for the Business.

(iii) Journeys and BRVO will work together to secure financing for Newco with aggregate proceeds of $75,000,000, on terms mutually agreeable to the Parties, including $40,000,000 for the purchase of the assets of Vidgo, Inc., a Delaware corporation (the "**Vidgo Acquisition**").

(b) In consideration for its Contribution, each of the Parties will receive equity in Newco with the following rights:

(i) Journeys will be issued 49% of the equity of Newco; and

(ii) BRVO will be issued 51% of the equity of Newco.

(iii) Both Journeys' and BRVO's equity may be subject to reduction if either Party fails to meet certain metrics, to be agreed on by the parties, which are related to the funding to be originated by each Party and the advertising commitments, which are secured by each Party.

(c) Each Party agrees to enter into a contribution agreement ("**Contribution Agreement**") and any such necessary transfer or conveyance documents, and take any such other actions as may be reasonably necessary, in order to effect the Contributions provided for herein.

(d) The Parties shall enter into a shareholder agreement which will provide that the profits of Newco shall be shared equally.

2. Management.

(a) The business and affairs of Newco shall be managed by a board of directors (the "**Board**") consisting of four (4) members (each, a "**Director**"), of which two (2) Directors will be designated by BRVO and the other two (2) Directors will be designated by Journeys. Each Party shall have the exclusive right to, at any time, remove and replace the Directors appointed by it, with or without cause, as well as to fill vacancies caused by reason of the death, removal, or resignation of its designated Directors. The Board will act by majority vote of the Directors present at a duly constituted meeting at which a quorum is present.

(b) All Directors shall be entitled to customary indemnification from Newco.

3. Officers. The day-to-day operations of Newco will be managed by such officers as are determined by the Board from time to time. The Board may authorize any officer to appoint additional officers of Newco and to determine their duties and responsibilities.

4. Additional Contributions. The Parties will not be obligated to make further contributions or provide any cash advances or credit facilities to Newco unless the Parties agree.

5. Restrictive Covenants. The members of Newco, together with their affiliates, will agree to non-competition covenants with Newco regarding the Business and non-solicitation covenants with respect to the employees and customers of Newco on such terms as are agreed upon by the Parties.

6. Transfer Restrictions. Except for transfers to affiliates ("**Permitted Transfers**"), no member will have the right to sell, assign, or otherwise transfer its equity without the prior written approval of the other members.

7. Financial and Other Reporting. Newco will provide the Parties with such periodic accounting, financial, and tax reporting information as either member may reasonably require, as further described in the Definitive Agreements.

8. Assumption of Debt. As an inducement for Journeys to enter into the Transaction upon execution of the Definitive Agreements, or on April 1, 2024, if this Letter has not been terminated pursuant to Section 10, BRVO will issue a convertible note to Journeys for one million four hundred thousand dollars ($1,400,000). Such note shall be convertible into shares of BRVO common stock at a price equal to the closing price of BRVO stock on January 4, 2024.

9. Business Plan. The Parties will work together to prepare a mutually acceptable business plan for the Business (as such may be revised from time to time with the approval of the Parties, the "**Business Plan**").

10. Termination. This Letter will be in effect from such time as it is executed by both Parties (the "**Effective Date**") until the earliest of (a) execution of Definitive Agreements by the Parties; or (b) March 31, 2024, if the definitive agreement related to the Vidgo Acquisition has not been executed prior to such date (a "**Termination**"), whereupon this Letter shall automatically terminate and be of no further force and effect. Notwithstanding the foregoing, (i) Section 11, Section 12, Section 13, Section 14, and Section 15 shall survive and remain in effect following such Termination and (ii) in no event will a Termination affect any rights of a Party with respect to any breach of the provisions of this Letter (as defined below) prior to such Termination.

11. Governing Law; Waiver of Jury Trial. **THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE COMMONWEALTH OF VIRGINIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE COMMONWEALTH OF VIRGINIA. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS LETTER OR THE DEFINITIVE AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS LETTER, THE DEFINITIVE AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.**

12. Confidentiality. Neither Party, nor any of their respective representatives or agents, shall disclose to any third party any confidential or proprietary information about the business activities or assets of the other Party or the Transaction, except as required by applicable law. A Party may disclose such confidential or proprietary information as necessary for it to obtain financing for this acquisition, but only if the person receiving the information executes an agreement legally enforceable to keep such information confidential.

13. No Third Party Beneficiaries. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties and their successors or assigns, any rights or remedies under or by reason of this Letter.

14. Expenses. Each of the Parties will pay its own costs and expenses incurred in connection with the Transaction (including the fees and expenses of any of its investment bankers or other advisors), except that any third party costs or expenses incurred in connection with valuing the Assets or developing the Business Plan will be shared equally by the Parties.

15. Binding Agreement. As indicated above, this Letter of Intent is intended to be a legally binding agreement, enforceable in accordance with its terms as set forth in this Letter.

16. Miscellaneous. This Letter may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement. The headings of the various sections of this Letter have been inserted for reference only and shall not be deemed to be a part of this Letter. Except as otherwise indicated, section references herein refer to sections of this Letter. This Letter may be amended or modified only by a writing executed by both Parties.

If you are in agreement with the terms set forth above, please sign this Letter in the space provided below and return an executed copy to Andrea Jacobs; *provided, however,* that this Letter shall be of no force and effect if it has not been executed by both Parties on March 11, 2024.

Very truly yours,

PYTHIA JOURNEYS LLC

By: [redacted]
Name: Andrea Jacobs
Title: Founder

Agreed to and accepted this 11th day of March, 2024:

BRAVO MULTINATIONAL INCORPORATED

By: [redacted]
Name: Kayla Slick
Title: COO/Director